EXHIBIT 23.03



                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 1 to Registration Statement
No. 333-56250 of Instanet, Inc. on Form SB-2 of our report dated February 9, 2001 on the financial statements of Instanet, Inc., appearing in the Prospectus, which is part of such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.


Ehrhardt Keefe Steiner & Hottman PC


Denver, Colorado
February 28, 2001